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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2001
Date of Report
(Date of earliest event reported)

Click2learn, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0024289	91-1276003
(Commission File No.)	(IRS Employer Identification Number)

110-110th Avenue NE
Bellevue, Washington 98004
(Address of Principal Executive Offices)

(425) 462-0501
(Registrant's Telephone Number, Including Area Code)

Item 5.    OTHER EVENTS

    On December 12, 2001, Click2learn, Inc. ("Click2learn") completed the private placement contemplated by the purchase agreement dated as of November 15, 2001 between Click2learn and certain accredited investors (the "Investors"). The Investors purchased an aggregate of 3,680,000 shares of common stock of Click2learn at $2.50 per share. The Investors also received warrants to purchase 1,840,000 shares of common stock at an exercise price of $4.00 per share and with a term of seven years (the "Warrants"). As part of the financing, Click2learn agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the resale of the common stock (including those shares underlying the Warrants) purchased by the Investors .

    In connection with the closing, Click2learn issued warrants to purchase an aggregate of 122,400 shares of common stock to Jefferies & Company, Inc., Comvest Venture Partners, L.P. and Commonwealth Associates, L.P. at an exercise price of $2.50 per share and with a term of five years. Other than as set forth in the preceding sentence, the warrants described in this paragraph are substantially similar to those Warrants issued to the Investors.

    The foregoing is qualified in its entirety by reference to the 8-K filed by Click2learn dated November 15, 2001 and the full text of the purchase agreement, the registration rights agreement, and the form of warrant to purchase common stock, which are attached as exhibits to the November 15, 2001 8-K.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS.
99.1	Click2learn, Inc. press release dated December 13, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: December 12, 2001

Click2learn, Inc
By:	/s/ John D. Atherly
Name:	John D. Atherly
Title:	Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Click2learn, Inc. press release dated December 13, 2001.

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SIGNATURES
EXHIBIT INDEX